Exhibit 10.6
EXECUTION COPY
TFM, S.A. de C.V.
$460,000,000 9⅜% Senior Notes due 2012
PLACEMENT AGREEMENT
April 13, 2005

April 13, 2005
Morgan Stanley & Co. Incorporated
Scotia Capital (USA) Inc.
c/o Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, New York 10036
Dear Sirs and Mesdames:
     TFM, S.A. de C.V. (the “Company”), a sociedad anonima de capital variable under the laws of the United Mexican States (“Mexico”), proposes to issue and sell to the several purchasers named in Schedule I hereto (the “Placement Agents”) acting through Morgan Stanley & Co. Incorporated as representative (“Morgan Stanley”) $460,000,000 aggregate principal amount of its 9⅜% Senior Notes due May 1, 2012 (the “Securities”) to be issued pursuant to the provisions of an Indenture dated as of April 19, 2005 (the “Indenture”) between the Company and The Bank of Nova Scotia Trust Company of New York, as Trustee (the “Trustee”).
     The Securities will be offered without being registered under the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act, in offshore transactions in reliance on Regulation S under the Securities Act (“Regulation S”) and to institutional accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that deliver a letter in the form annexed to the Final Memorandum (as defined below).
     The Placement Agents and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement dated the date hereof between the Company and the Placement Agents (the “Registration Rights Agreement”).
     In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum (the “Preliminary Memorandum”) and will prepare a final offering memorandum (the “Final Memorandum” and, with the Preliminary Memorandum, each a “Memorandum”) including or incorporating by reference a description of the terms of the Securities, the terms of the offering and a description of the Company. As used herein, the term “Memorandum” shall include in each case the documents incorporated by reference therein. The terms “supplement”, “amendment” and “amend” as used herein with respect to a Memorandum shall include all documents deemed to be incorporated by reference in the Preliminary Memorandum or Final Memorandum that are filed subsequent to the date of such Memorandum with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Reference to “this Agreement” shall mean this Placement Agreement.
     1. Representations and Warranties. The Company represents and warrants to, and agrees with, you that:

     (a) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in either Memorandum complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and (ii) the Preliminary Memorandum does not contain and the Final Memorandum, in the form used by the Placement Agents to confirm sales and on the Closing Date (as defined in Section 4), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in either Memorandum based upon information relating to any Placement Agent furnished to the Company in writing by such Placement Agent through you expressly for use therein.
     (b) The Company has been duly incorporated, is validly existing as a sociedad anonima de capital variable under the laws of Mexico in good standing (to the extent applicable), has the corporate power and authority to own, lease and operate its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing (to the extent applicable) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing (to the extent applicable) would not have a material adverse effect on the Company and Arrendadora TFM (as defined below), taken as a whole.
     (c) The sole subsidiary of the Company is Arrendadora TFM, S.A. de C.V. (“Arrendadora TFM”). Arrendadora TFM has been duly incorporated, is validly existing as a corporation in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing (to the extent applicable) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing (to the extent applicable) would not have a material adverse effect on the Company and Arrendadora TFM, taken as a whole; all of the issued shares of capital stock of Arrendadora TFM have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.
     (d) This Agreement has been duly authorized, executed and delivered by the Company.
     (e) The authorized capital stock and capitalization of the Company conforms as to legal matters to the description thereof contained in the Final Memorandum.
     (f) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Placement Agents in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture, the Registration Rights Agreement pursuant to which such Securities are to be issued.
     (g) Each of the Indenture, the Registration Rights Agreement, the Dealer Manager Agreement relating to the Company’s Offer to Purchase dated April 1, 2005, with respect to the Company’s 11.75% Senior Discount Debentures Due 2009 and all documents executed by the Company in connection therewith (collectively, the “Tender Offer Documents”) has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, concurso mercantil and similar laws affecting creditors’ rights generally and equitable principles of general applicability and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law.
     (h) The execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement, the Indenture, the Registration Rights Agreement, the Tender Offer Documents and the Securities (the “Transaction Documents”) and the consummation of the transactions contemplated therein have been duly authorized by the Company, the Company has all power and authority to execute, deliver and perform its obligations under the Transaction Documents and the execution, delivery and performance by the Company of its obligations under the Transaction Documents and the consummation of the transactions contemplated therein, including, without limitation the application of the proceeds from the sale of the Securities as described in the Memorandum, will not (i) contravene, conflict with or constitute a breach of, or default under any provision of (x) the estatutos sociales or any other organizational document of the Company or Arrendadora TFM, (y) the Concession (as defined below) or any law applicable to the Company and its operations (including, without limitation, Arrendadora TFM) or (z) any agreement or other instrument binding upon the Company, Arrendadora TFM or Kansas City Southern (“KCS”), (ii) result in an event or condition which gives the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or Arrendadora TFM, or (iii) contravene, conflict with or constitute a breach of, or default under any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or Arrendadora TFM and their respective operations, except to the extent that such violation, breach or default described in this item (iii) would not have a material adverse effect on the Company or Arrendadora TFM, taken as a whole.
     (i) No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Transaction Documents, except (i) such as may be required (x) by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities (y) by Federal and state securities laws with respect to the Company’s obligations under the Registration Rights Agreement, and (z) in connection with the registration of the Securities in the Seccion Especial (Special Section) of the Registro Nacional de Valores (National Registry of Securities) maintained by the Comision Nacional Bancaria y de Valores of Mexico (the “CNBV”) (which has been obtained and is in full force and effect as of the date hereof) and (ii) such consents, approvals, authorizations, filings or orders as have been obtained.
     (j) The Company holds a valid concession title granted in 1997 for a period of 50 years, which may be renewed under certain conditions for additional periods each of them not to exceed 50 years, to provide freight transportation services over its rail lines as described in the Final Memorandum (the “Concession”). The Concession is currently and has at all times since its granting been in full force and effect and no proceedings to revoke, suspend or lapse the effectiveness of the Concession is pending before or, to the best of the Company’s knowledge, threatened by any Mexican federal governmental authority. The Concession, and the Company’s rights deriving therefrom are free and clear of any liens and encumbrances.
     (k) Each of the Company and Arrendadora TFM owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, including, without limitation, the Concession, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof and as described in the Final Memorandum, except to the extent that the failure to own, possess or having obtained such licenses, permits, certificates, consents, orders, approvals and other authorizations would not have a material adverse effect on the Company and Arrendadora TFM, taken as a whole; and neither the Company, nor Arrendadora TFM has received any notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization.
     (l) The historical audited consolidated financial statements and notes of the Company included in the Final Memorandum (i) have been prepared in accordance with the International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Committee, (ii) present fairly in all material respect the financial condition, results of operations and cash flows of the Company and Arrendadora TFM taken as a whole, and (iii) comply as to form in all material respects with the applicable accounting requirements of the Securities Act; the selected financial data set forth under the caption “Selected Financial Data” in the Final Memorandum, including all items reconciled to U.S. generally accepted accounting principles (“U.S. GAAP”), fairly present, on the basis stated in the Final Memorandum, the information included or incorporated by reference therein.
     (m) Each of the Company and Arrendadora TFM maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations (ii) all transactions are recorded as necessary to permit preparation of financial statements in MRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (n) PricewaterhouseCoopers, who have certified the financial statements of the Company and delivered its report with respect to the audited consolidated financial statements of the Company included in the Final Memorandum, are independent public accountants with respect to the Company within the meaning and as required by the Securities Act and all the applicable rules and regulations published thereunder.
     (o) Each of the Company and Arrendadora TFM has filed all tax returns (foreign, national, local or other) required to be filed and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith.
     (p) Except as described in the Memorandum, payments in respect of the Transaction Documents (including the transfer, sale and delivery of the Securities), are not subject under the current laws of any applicable jurisdiction or any political subdivision thereof or therein to any withholdings or similar charges for or on account of taxation or otherwise other than taxes imposed on the income or gain of the Placement Agents whose net income or gains are otherwise subject to any tax by Mexico or any political subdivision thereof or therein.
     (q) Except as described in the Memorandum, payments made to a foreign holder (as defined in the Memorandum) by the Company under the Securities will not be subject under the current laws of Mexico or any political subdivision thereof to any withholdings or similar charges for or on account of taxation.
     (r) Except as described in the Memorandum, non-Mexican holders of the Securities will not be deemed resident, domiciled, carrying on business or subject to taxation in Mexico solely by reason of the execution, delivery, performance or enforcement of each of the Transaction Documents.
     (s) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities, other than fees payable by the Company to the CNBV in connection with the registration of the Securities in the Special Section of the National Registry of Securities maintained by the CNBV.
     (t) Since the respective dates as of which information is given in the Memorandum, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and Arrendadora TFM, taken as a whole, from that set forth in the Preliminary Memorandum.

     (u) Neither the Company nor Arrendadora TFM is (i) in violation, breach of, or default under any provision of (x) the estatutos sociales or any other organizational document of the Company or Arrendadora TFM, (y) the Concession (as defined below) or any law applicable to the Company and its operations (including, without limitation, Arrendadora TFM) or (z) any agreement or other instrument binding upon the Company or Arrendadora TFM, (ii) currently subject to an event or condition which gives the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or Arrendadora TFM, or (iii) in violation, breach of, or default under any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or Arrendadora TFM, except to the extent that such violation, breach or default described in this item (iii) would not have a material adverse effect on the Company or Arrendadora TFM, taken as a whole.
     (v) There are no legal or governmental proceedings pending or, to the best of the Company’s knowledge, threatened to which the Company or Arrendadora TFM is a party or to which any of the properties of the Company or Arrendadora TFM is subject (including any proceedings or negotiations with respect to settlement of the Company’s claims against the Mexican Government relating to its value added tax (VAT) claim and 1997 tax audit, and the Mexican Government’s claim against various parties with respect to its “put” right relating to the Company’s shares, each as described in the Final Memorandum) other than proceedings that are accurately described in all material respects in each Memorandum and proceedings that would not have a material adverse effect on the Company and Arrendadora TFM, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement, the Tender Offer Documents, or the Securities or to consummate the transactions contemplated by the Final Memorandum.
     (w) The Company and Arrendadora TFM (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, including, without limitation, the environmental obligations under the Concession (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and Arrendadora TFM, taken as a whole.
     (x) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and Arrendadora TFM, taken as a whole.

     (y) No material labor problem or dispute with the employees of the Company or Arrendadora TFM exists or is threatened or imminent, and to the best of the knowledge of the Company and any of its affiliates there is no existing or imminent labor disturbance by the employees of any of their respective principal suppliers, contractors or customers.
     (z) The Company and Arrendadora TFM have not, nor has any director, officer, agent, employee or other person associated with or acting on behalf of the Company or Arrendadora TFM, used any of the funds of the Company or Arrendadora TFM for any contribution, gift, entertainment or other expense relating to political activity in contravention of any applicable law, made any direct or indirect payment to any foreign or domestic government official or employee in contravention of any applicable law from any of the funds of the Company or Arrendadora TFM, or made any bribe, rebate, payoff influence payment, kickback or other unlawful payment in contravention of any applicable law, including the U.S. Foreign Corrupt Practices Act.
     (aa) The Company and Arrendadora TFM are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary for companies engaged in the same or similar businesses; all of their business, assets, employees, officers and directors are in full force and effect; the Company and Arrendadora TFM is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or Arrendadora TFM under any such policy or instrument as to which any insurance company is denying liability of defending under a reservation of rights clause; and neither the Company nor Arrendadora TFM has any reason to believe that it will not be able to renew its existing insurance coverage. as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their businesses.
     (bb) The Company and Arrendadora TFM have no immunity from jurisdiction of any court of (1) any jurisdiction in which they own or lease property or assets, (ii) the United States or the State of New York or (iii) Mexico or any political subdivision thereof or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to themselves or their property and assets or this Agreement, the Indenture or the Registration Rights Agreement or actions to enforce judgments in respect thereof.
     (cc) No relationship, direct or indirect, exists between the Company or Arrendadora TFM on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or Arrendadora TFM on the other hand, which is required by the Securities Act to be described in the Final Memorandum which is not so described.
     (dd) The Company is not and does not expect to become a passive foreign investment company as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

     (ee) Neither the Company nor Arrendadora TFM nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or Arrendadora TFM is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.
     (ff) Each of the Company and Arrendadora TFM is in material compliance with applicable Mexican and U.S. anti-terrorism and anti-money laundering rules and regulations, including Title III of the USA Patriot Act, the regulations administered by the U.S. Department of the Treasury, including its Office of Foreign Assets Control, and other applicable Mexican and U.S. federal, state or non-U.S. anti-money laundering laws and regulations (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or Arrendadora TFM with respect to the Money Laundering Laws is pending or threatened.
     (gg) The Company is subject to and is reporting in accordance with the requirements of Section 13 or Section 15(d) of the Exchange Act and all documents incorporated in the Final Memorandum comply as to form with the applicable requirements of the Exchange Act.
     (hh) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company, except as contemplated in this Agreement.
     (ii) The statements in the Final Memorandum under the headings “Capitalization”, “Business”, “Management”, “Principal Shareholders”, “Related Party Transactions”, “Description of the Notes”, and “Taxation” fairly summarize the matters therein described.
     (jj) Application has been made for the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL market of the Nasdaq Markets, Inc. (the “PORTAL Market”).
     (kk) Application has been made to list the Securities on the Luxembourg Stock Exchange and the Company has no reason to believe such listing will not be approved by the issuance of the Securities as contemplated hereunder.
     (ll) There is and has been no failure on the part of the Company and to the best of the Company’s knowledge, after due inquiry, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) applicable to the Company as of the date hereof.
     (mm) Until March 31, 2005 the Company was a “foreign issuer” (as defined in Regulation S). Since April 1, 2005, the Company is a “domestic issuer” (as defined in Regulation S) and will adopt all the necessary measures consistent with its status as such, and the Company reasonably believes that there is no substantial U.S. market interest (as defined in Regulation S) in its debt securities.
     (nn) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
     (oo) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, and, for avoidance of doubt, including Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V. (“Grupo TFM”) and KCS, an “Affiliate”) of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) offered, solicited offers to buy or sold the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.
     (pp) None of the Company, its Affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities and the Company and its Affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S.
     (qq) It is not necessary in connection with the offer, sale and delivery of the Securities to the Placement Agents in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.
     (rr) The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.
     (ss) The Company has validly, legally, effectively and irrevocably submitted to the personal jurisdiction of any state or Federal court in the Borough of Manhattan, The City of New York, New York, has validly, legally, effectively and irrevocably waived any objection to the venue of a proceeding in any such court, and has validly, legally, effectively and irrevocably appointed CT Corporation System as its authorized agent for service of process.
     2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Placement Agents, and each Placement Agent, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the aggregate principal amount of the Securities set forth in Schedule I hereto opposite its name at a purchase price of 97.875% of the aggregate principal amount thereof (the “Purchase Price”).

     The Company hereby agrees that, without the prior written consent of Morgan Stanley, it will not, during the period beginning on the date hereof and continuing to and including the Closing Date (as defined below), offer, sell, contract to sell or otherwise dispose of any debt of the Company or warrants to purchase debt of the Company substantially similar to the Securities (other than the sale of the Securities under this Agreement).
     3. Terms of Offering. You have advised the Company that the Placement Agents will make an offering of the Securities purchased by the Placement Agents hereunder on the terms to be set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into as in your judgment is advisable.
     4. Payment and Delivery. Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Securities for the respective accounts of the several Placement Agents at 10:00 a.m., New York City time, on April 19, 2005, or at such other time on the same or such other date, not later than April 26, 2005, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”
     The Securities shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The Securities shall be delivered to you on the Closing Date for the respective accounts of the several Placement Agents, with any transfer taxes payable in connection with the transfer of the Securities to the Placement Agents duly paid, against payment of the Purchase Price therefor.
     5. Conditions to the Placement Agents’ Obligations. The several obligations of the Placement Agents to purchase and pay for the Securities on the Closing Date are subject to the following conditions:
     (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:
     (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the securities of the Company, Grupo TFM (to the extent applicable), KCS or any of their subsidiaries or in the rating outlook for the Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;
     (ii) the Company shall have obtained all consents, approvals, authorizations and orders of, and shall have duly made all registrations, qualifications and filing with, any court or regulatory authority or other governmental agency or instrumentality, including without limitation the CNBV, required in connection with the issuance and sale of the Securities and the execution, delivery and performance of this Agreement; and

     (iii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and Arrendadora TFM, taken as a whole, from that set forth in the Preliminary Memorandum provided to prospective purchasers of the Securities that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Final Memorandum.
     (b) The Placement Agents shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
     (c) The Placement Agents shall have received on the Closing Date an opinion of Sonnenschein Nath & Rosenthal LLP, outside U.S. counsel for the Company, dated the Closing Date, in form and substance satisfactory to Morgan Stanley. Such opinion shall be rendered to the Placement Agents at the request of the Company and shall so state therein.
     (d) The Placement Agents shall have received on the Closing Date an opinion of White & Case, LLP, outside U.S. counsel for the Company, dated the Closing Date, in form and substance satisfactory to Morgan Stanley. Such opinion shall be rendered to the Placement Agents at the request of the Company and shall so state therein.
     (e) The Placement Agents shall have received on the Closing Date an opinion of White & Case, S.C., outside Mexican counsel for the Company, dated the Closing Date, in form and substance satisfactory to Morgan Stanley. Such opinion shall be rendered to the Placement Agents at the request of the Company and shall so state therein.
     (f) The Placement Agents shall have received on the Closing Date an opinion of Mr. Marcoflavio Rigada Soto, general counsel of the Company, dated the Closing Date, in form and substance satisfactory to Morgan Stanley. Such opinion shall be rendered to the Placement Agents at the request of the Company and shall so state therein.
     (g) The Placement Agents shall have received on the Closing Date an opinion of Shearman & Sterling LLP, U.S. counsel for the Trustee, dated the Closing Date, in form and substance satisfactory to Morgan Stanley.

     (h) The Placement Agents shall have received on the Closing Date an opinion of Shearman & Sterling LLP, U.S. counsel for the Placement Agents, dated the Closing Date, in form and substance satisfactory to Morgan Stanley.
     (i) The Placement Agents shall have received on the Closing Date an opinion of Mijares, Angoitia, Courts y Fuentes, S.C., Mexican counsel for the Placement Agents, dated the Closing Date, in form and substance satisfactory to Morgan Stanley.
     (j) The Placement Agents shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to Morgan Stanley, from PricewaterhouseCoopers, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into each Memorandum; provided, however, that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.
     6. Covenants of the Company. In further consideration of the agreements of the Placement Agents contained in this Agreement, the Company covenants with each Placement Agent as follows:
     (a) To furnish to you in New York City, without charge, prior to 10:00 a.m., New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c), as many copies of the Final Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.
     (b) Before amending or supplementing either Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.
     (c) If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Placement Agents, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Placement Agents, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Placement Agents, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.
     (d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

     (e) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the issuance and sale of the Securities; (ii) all other fees or expenses in connection with the preparation of each Memorandum and all amendments and supplements thereto, including 50% of all printing costs associated therewith, and the delivering of copies thereof to the Placement Agents, in the quantities herein above specified and the remaining 50% of all normal and customary printing costs will be paid by the Placement Agents, (iii) all costs and expenses related to the transfer and delivery of the Securities to the Placement Agents, including any transfer or other taxes payable thereon, (iv) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Placement Agents in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (v) any fees charged by rating agencies for the rating of the Securities, (vi) the fees and expenses, if any, incurred in connection with the admission of the Securities for trading in the PORTAL Market, Luxembourg or any other appropriate market system, (vii) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (viii) the cost of the preparation, issuance and delivery of the Securities, (ix) 50% of the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show and the remaining 50% of such costs and expenses will be paid by the Placement Agents, (x) the document production charges and expenses associated with printing this Agreement and (xi) all other cost and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8, and the last paragraph of Section 10, the Placement Agents will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.
     (f) Neither the Company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.
     (g) Not to solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in

Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.
     (h) While any of the Securities remain “restricted securities” within the meaning of the Securities Act, to make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.
     (i) If requested by you, to use its best efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.
     (j) If requested by you, to use its best efforts to permit the Securities to be listed securities on the Luxembourg Stock Exchange.
     (k) None of the Company, its Affiliates or any person acting on its or their behalf (other than the Placement Agents) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities, and the Company and its Affiliates and each person acting on its or their behalf (other than the Placement Agents) will comply with the offering restrictions requirement of Regulation S.
     (l) During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.
     (m) Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.
     (n) To comply with all applicable securities and other laws, rules and regulations, including without limitation, the Sarbanes-Oxley Act, and to cause the officers and directors of the Company, in their capacities as such, to comply with such laws, rules and regulations, including without limitation, the provisions of the Sarbanes-Oxley Act.
     (o) To comply with all matters imposed under the U.S. securities laws applicable, from and after April 1, 2005, to entities that are not foreign private issuers under such laws, including, to the extent applicable, the preparation of the Company’s consolidated financial statements from and after January 1, 2005 under U.S. GAAP.
     7. Offering of Securities; Restrictions on Transfer. (a) Each Placement Agent, severally and not jointly, represents and warrants that such Placement Agent is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a “QIB”). Each Placement Agent, severally and not jointly, agrees with the Company that (i) it will not solicit offers for, or offer or sell, such Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it will solicit offers for such Securities only from, and will offer such Securities only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, (1) QIBs or (2) other institutional accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act (“institutional accredited investors”) that, prior to their purchase of the Securities, deliver to such Placement Agent a letter containing the representations and agreements set forth in Appendix A to the Memorandum and (B) in the case of offers outside the United States, to persons other than U.S. persons (“foreign purchasers,” which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act that, in each case, in purchasing such Securities are deemed to have represented and agreed as provided in the Final Memorandum under the caption “Transfer Restrictions”.
     (a) Each Placement Agent, severally and not jointly, represents, warrants, and agrees with respect to offers and sales outside the United States that:
     (i) such Placement Agent understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Securities, or possession or distribution of either Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;
     (ii) such Placement Agent will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes either Memorandum or any such other material, in all cases at its own expense;
     (iii) the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act;
     (iv) such Placement Agent has offered the Securities and will offer and sell the Securities (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 7(a); accordingly, neither such Placement Agent, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such Placement Agent, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;
     (v) such Placement Agent (A) has not offered or sold and, prior to the date six months after the Closing Date, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (B) has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) with respect of anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (C) will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of the Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company;
     (vi) other than the registration of the. Securities in the Sección Especial (Special Section) of the Registro Nacional de Valores (National Registry of Securities) maintained by the CNBV (which has been obtained and is in full force and effect as of the date hereof), such Placement Agent understands that the Securities have not been and will not be registered under the Securities and Exchange Law of Mexico (Ley del Mercado de Valores), and represents that it has not offered or sold, and agrees not to offer or sell, directly or indirectly, any Securities in Mexico or for the account of any resident thereof, except pursuant to any exemption from the registration requirements of the Securities and Exchange of Law of Mexico and otherwise in compliance with applicable provisions of Mexican Law or in accordance with an authorization to that effect; and
     (vii) such Placement Agent agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:
“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S.”
Terms used in this Section 7(b) have the meanings given to them by Regulation S.
     8. Indemnity and Contribution.(a) The Company agrees to indemnify and hold harmless each Placement Agent, each person, if any, who controls any Placement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Placement Agent within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities

(including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in either Memorandum or any amendments or supplements thereto, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Placement Agent furnished to the Company in writing by such Placement Agent through you expressly for use therein.
     (b) Each Placement Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Placement Agent, but only with reference to information relating to such Placement Agent furnished to the Company in writing by such Placement Agent through you expressly for use in either Memorandum or any amendments or supplements thereto.
     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
     (d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agents on the other hand from the offering of the Securities or (ii) if the allocation provided by clause
8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Placement Agents on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agents on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Placement Agents, in each case as set forth in the Final Memorandum, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and of the Placement Agents on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Placement Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Placement Agents’ respective obligations to contribute pursuant to this Section 8 are several in proportions to the respective principal amount of Securities they have purchased hereunder, and not joint.
     (e) The Company and the Placement Agents agree that it would not be just or equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Placement Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d)

shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Placement Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that such Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies, which may otherwise be available to any indemnified party at law or in equity.
     (f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Placement Agent, any person controlling any Placement Agent or any affiliate of any Placement Agent or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.
     9. Termination. The Placement Agents may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (1) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, Bolsa Mexicana de Valores, S.A. de C. V., (ii) trading of any securities of the Company, Grupo TFM or KCS shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or Mexico shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or Mexican authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Final Memorandum.
     10. Effectiveness; Defaulting Placement Agents.
     (a) This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     (b) If, on the Closing Date, any one or more of the Placement Agents shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Placement Agent or Placement Agents agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Placement Agents shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Placement Agents, or in such other proportions as you may specify, to purchase the Securities which such defaulting Placement Agent or Placement Agents agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Placement Agent has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Placement Agent. If, on the Closing Date any Placement Agent or Placement Agents shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Placement Agent or of the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Final Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Placement Agent from liability in respect of any default of such Placement Agent under this Agreement.
     (c) If this Agreement shall be terminated by the Placement Agents, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Placement Agents or such Placement Agents as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Placement Agents in connection with this Agreement or the offering contemplated hereunder.
     11. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     12. Consent to Jurisdiction. Appointment of Agent to Accept Service of Process.
     (a) Each of the Placement Agents and the Company irrevocably consents and aggress that any legal action, suit or proceeding against it with respect to is obligations, liabilities or any other matter arising out of or based on this Agreement may be brought in any United States federal or state court in the State of New York, County of New York. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement, the Registration Rights Agreement, the Indenture and the Securities brought in the federal courts located in the City of New York or the courts of the State of New York located in the County of New York and hereby further irrevocably and unconditionally waives and agrees, to the fullest extent permitted by law, not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum, hereby waiving the venue of any other court to which they may have a right based on their domicile or otherwise.
     (b) The Company designates, appoints, and empowers CT Corporation System with offices currently at 111 Eight Avenue, New York, New York 10011, as its designee, appointee and agent to receive and accept for and on its behalf, and its properties assets and revenues, service of any and all legal process, summons, notices and documents that may be served in any action suit or proceeding brought against any of the liabilities or any other matter arising out of or in connection with this Agreement, the Registration Rights Agreement, the Indenture and the Securities that may be on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Company agrees to designate a new designee, appointee and agent in The City of New York on the terms and for the purposes of this Section 12 reasonably satisfactory to the Placement Agents. The Company further hereby irrevocably consents and agrees to the service of any legal process, summons, notices and documents in any such action, suit or proceeding against the Company by serving a copy thereof upon the relevant agent of service of process referred to in this Section 12 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service). The Company agrees that the failure of any such designee, appointee and agent to give any notice of such service to them shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way deemed to limit the ability of the Placement Agents to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Company or bring actions suits or proceedings against them in such other jurisdictions, and in such manner, as may be permitted by applicable law.
     13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
     14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
     15. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: High Yield Capital Markets Syndicate Desk, facsimile +1 212-761-0781; and if to the Company shall be delivered, mailed or sent to TFM, S.A. de C.V., Periférico Sur 4829, 4` Floor, Col Parques del Pedregal, Mexico, D.F. 14010, Attention: Chief Executive Officer.

Very truly yours, TFM, S.A. de C.V.
By:	/s/ Paul J. Weyandt
	Name:	Paul J. Weyandt
	Title:	Interim Chief Financial Officer and Attorney-in-Fact

Accepted as of the date hereof
Morgan Stanley & Co. Incorporated
Scotia Capital (USA) Inc.
Acting severally on behalf of themselves and the
several Placement Agents named in Schedule I
hereto.
By: Morgan Stanley & Co. Incorporated

By:	/s/ Bryan W. Andrzejewski
	Name:	Bryan W. Andrzejewski
	Title:	Executive Director

SCHEDULE I

Principal amount of
Placement Agent	Securities to Be purchased

Morgan Stanley & Co. Incorporated	$345,000,000
Scotia Capital (USA) Inc.	$115,000,000
Total:	$460,000,000